EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 15, 2002, in the Registration Statement on Form S-1 and related Prospectus of Seagate Technology for the registration of shares of its common stock.

/s/    Ernst & Young LLP

San Jose, California

June 24, 2003